EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Brad J. Powers, General Counsel of NewLink Genetics Corporation (the “Company”), and Carl W. Langren, Chief Financial Officer and Secretary of the Company, each hereby certifies that, to the best of his knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of August, 2019.

By:	/s/ Brad J. Powers
Brad J. Powers
General Counsel
(Principal Executive Officer)

By:	/s/ Carl W. Langren
Carl W. Langren
Chief Financial Officer and Secretary
(Principal Financial Officer)

"This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing."